Exhibit 99.1

CONTACTS:	Vernon L. Patterson	William C. Murschel
	Analyst	Media
	216.689.0520	216.689.0457
	Vernon_Patterson@KeyBank.com	William_C_Murschel@KeyBank.com

INVESTOR		KEY MEDIA
RELATIONS: www.Key.com/ir		NEWSROOM: www.Key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS FOURTH QUARTER AND 2006 EARNINGS
•	Fourth quarter EPS from continuing operations up 10% to $0.76
•	Strategic actions improve business mix
•	Higher income from National Banking businesses
     CLEVELAND, January 19, 2007 — KeyCorp (NYSE: KEY) today announced fourth quarter income from continuing operations of $311 million, or $0.76 per diluted common share. This compares to income from continuing operations of $284 million, or $0.69 per share, for the fourth quarter of 2005, and $305 million, or $0.74 per share, for the third quarter of 2006. Earnings per share from continuing operations increased 10% compared to the fourth quarter of 2005. Key’s income from continuing operations for 2006 was $1.193 billion, or $2.91 per diluted common share, compared to $1.090 billion, or $2.63 per share, in 2005.
     Key sold the nonprime mortgage loan portfolio held by its Champion Mortgage finance business in November 2006 and announced that it had entered into a separate agreement to sell Champion’s origination platform. The platform sale is expected to close in the first quarter of 2007. As a result of these actions, Key has applied discontinued operations accounting to this business for all periods presented in this release.
     Net income totaled $146 million, or $0.36 per diluted common share, for the fourth quarter of 2006, compared to net income of $296 million, or $0.72 per share, for the fourth quarter of 2005, and $312 million, or $0.76 per share, for the third quarter of 2006. Key’s net income for 2006 was $1.055 billion, or $2.57 per diluted common share, compared to $1.129 billion, or $2.73 per share, in 2005.
     The following table shows Key’s continuing and discontinued operating results for comparative quarters and for the twelve months ended December 31, 2006 and 2005.
Results of Operations

	Three months ended			Twelve months ended
in millions, except per share amounts	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Summary of operations
Income from continuing operations	$311	$305	$284	$1,193	$1,090
Champion discontinued operations	(165)[a]	7	12	(143)[a]	39
Cumulative effect of accounting change	—	—	—	5	—

Total net income	$146	$312	$296	$1,055	$1,129

Per common share [b]
Income from continuing operations	$.76	$.74	$.69	$2.91	$2.63
Champion discontinued operations	(.40)[a]	.02	.03	(.35)[a]	.09
Cumulative effect of accounting change	—	—	—	.01	—

Total net income	$.36	$.76	$.72	$2.57	$2.73

(a)	Includes a net after-tax charge of $165 million, or $.40 per share, consisting of: (1) a $170 million, or $.42 per share, write-off of goodwill associated with Key’s 1997 acquisition of Champion and (2) a net after-tax credit of $5 million, or $.01 per share, from the net gain on sale of the Champion Mortgage loan portfolio and sale transaction costs.

(b)	Earnings per share may not foot due to rounding.

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

     “Key’s positive results reflect the strategic actions we have taken over the past several years to improve the company’s business mix,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Our decisions in 2006 to sell the Champion Mortgage finance business and the McDonald Investments branch network exemplify our disciplined focus on our core relationship-oriented businesses. These actions, along with our commitment to maintaining a strong credit culture and strengthening our compliance controls, have positioned the company well as we move into 2007. We remain on track to sell the McDonald branch network and the Champion origination platform during the first quarter.”
     The company expects full year 2007 earnings from continuing operations to be in the range of $3.00 to $3.10 per share.
SUMMARY OF CONTINUING OPERATIONS
     Taxable-equivalent net interest income was $744 million for the fourth quarter of 2006, compared to $716 million for the year-ago quarter. Average earning assets grew by 4%, due primarily to a 5% increase in commercial loans. The net interest margin was 3.66%, compared to 3.68% for the same period one year ago. During the fourth quarter of 2006, Key’s net interest margin benefited from a $16 million lease accounting adjustment resulting from a change in effective state tax rates, and an $8 million principal investing distribution received in the form of a dividend. These two items added approximately 12 basis points to the taxable-equivalent net interest margin for the current quarter.
     Compared to the third quarter of 2006, taxable-equivalent net interest income rose by $18 million. The improvement was due to the lease accounting adjustment and the principal investing distribution recorded during the fourth quarter.
     Key’s noninterest income was $558 million for the fourth quarter of 2006, compared to $552 million for the year-ago quarter. Noninterest income for the fourth quarter of 2006 included two offsetting items: a $24 million charge to miscellaneous income recorded in connection with the redemption of certain trust preferred securities, and a $25 million gain from the annual securitization and sale of education loans. Key experienced strong performance from its fee-based businesses in the fourth quarter, including investment banking and capital markets activities. Fee income from principal investing activities was down $11 million from the fourth quarter of 2005. However, in the current period, the Principal Investing unit received $8 million in the form of a dividend included in net interest income.
     Compared to the third quarter of 2006, noninterest income grew by $15 million. The company experienced higher fee income from several fee-based businesses, including investment banking and capital markets activities. Net gains from principal investing decreased from the third quarter.
     Key’s noninterest expense for the fourth quarter of 2006 was $809 million, down from $812 million for the same period last year. Personnel expense rose by $36 million from the year-ago quarter, due to higher costs associated with business expansion, employee benefits and variable compensation associated with the improvement in Key’s fee-based businesses. Nonpersonnel expense was down $39 million, primarily due to a $9 million decrease in professional fees and a $16 million decrease in franchise and business tax expense, due to settlements of disputed amounts during the fourth quarter of 2006. In addition, miscellaneous expense for the fourth quarter of 2005 included a $15 million contribution to Key Foundation.
     Compared to the third quarter of 2006, noninterest expense rose by $19 million, due primarily to increases in personnel expense, professional fees and net occupancy expense. These costs were offset in part by lower franchise taxes and marketing expense. In addition, miscellaneous expense for the third quarter of 2006 included a $10 million contribution to Key Foundation.

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

ASSET QUALITY
     Key’s provision for loan losses from continuing operations was $53 million for the fourth quarter of 2006, compared to $35 million for the year-ago quarter and the third quarter of 2006.
     Net loan charge-offs for the quarter totaled $54 million, or 0.33% of average loans from continuing operations, compared to $164 million, or 1.02%, for the same period last year and $43 million, or 0.26%, for the previous quarter. The fourth quarter of 2005 included net charge-offs of $127 million related to commercial passenger airline leases.
     At December 31, 2006, Key’s nonperforming loans totaled $215 million and represented 0.33% of period-end portfolio loans, compared to 0.42% at December 31, 2005, and 0.34% at September 30, 2006. At December 31, 2006, nonperforming assets totaled $273 million and represented 0.41% of portfolio loans, other real estate owned and other nonperforming assets, compared to 0.46% at December 31, 2005, and 0.50% at September 30, 2006.
     Key’s allowance for loan losses was $944 million, or 1.43% of loans outstanding, at December 31, 2006, compared to $966 million, or 1.45%, at December 31, 2005, and $944 million, or 1.44%, at September 30, 2006.
CAPITAL
     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2006. Key’s tangible equity to tangible assets ratio was 7.01% at quarter end, compared to 6.68% at December 31, 2005, and 6.81% at September 30, 2006.
     Key repurchased 5.0 million of its common shares and reissued 1.4 million shares under employee benefit and dividend reinvestment plans during the fourth quarter of 2006. For the full year, Key repurchased 17.5 million shares and reissued 10.0 million shares. Key has 30.0 million common shares remaining for repurchase under the new authorization approved by the Board of Directors yesterday.
     Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.
Summary of Changes in Common Shares Outstanding

in thousands	4Q06	3Q06	2Q06	1Q06	4Q05
Shares outstanding at beginning of period	402,748	402,672	405,273	406,624	408,542
Issuance of shares under employee benefit and dividend reinvestment plans	1,405	2,576	1,399	4,649	1,332
Repurchase of common shares	(5,000)	(2,500)	(4,000)	(6,000)	(3,250)

Shares outstanding at end of period	399,153	402,748	402,672	405,273	406,624

     Effective December 31, 2006, Key adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” which requires an employer to recognize an asset or liability for the overfunded or underfunded status, respectively, of its defined benefit plans. As a result of adopting this guidance, Key recorded an after-tax charge of $149 million to the accumulated other comprehensive loss component of shareholders’ equity during the fourth quarter.

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

LINE OF BUSINESS RESULTS
     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and income from continuing operations for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release.
Major Business Groups

				Percent change 4Q06 vs.
dollars in millions	4Q06	3Q06	4Q05	3Q06	4Q05
Revenue from continuing operations (TE)
Community Banking	$664	$671	$666	(1.0)%	(.3)%
National Banking	684	605	604	13.1	13.2
Other Segments	(11)	25	17	N/M	N/M

Total segments	1,337	1,301	1,287	2.8	3.9
Reconciling Items	(35)	(32)	(19)	(9.4)	(84.2)

Total	$1,302	$1,269	$1,268	2.6%	2.7%

Income from continuing operations
Community Banking	$101	$112	$95	(9.8)%	6.3%
National Banking	194	169	164	14.8	18.3
Other Segments	2	20	19	(90.0)	(89.5)

Total segments	297	301	278	(1.3)	6.8
Reconciling Items	14	4	6	250.0	133.3

Total	$311	$305	$284	2.0%	9.5%

TE = Taxable Equivalent, N/M = Not Meaningful
Community Banking

				Percent change 4Q06 vs.
dollars in millions	4Q06	3Q06	4Q05	3Q06	4Q05
Summary of operations
Net interest income (TE)	$439	$444	$441	(1.1)%	(.5)%
Noninterest income	225	227	225	(.9)	—

Total revenue (TE)	664	671	666	(1.0)	(.3)
Provision for loan losses	23	22	30	4.5	(23.3)
Noninterest expense	480	470	484	2.1	(.8)

Income before income taxes (TE)	161	179	152	(10.1)	5.9
Allocated income taxes and TE adjustments	60	67	57	(10.4)	5.3

Net income	$101	$112	$95	(9.8)%	6.3%

Percent of consolidated income from continuing operations	32%	37%	33%	N/A	N/A

Average balances
Loans and leases	$26,632	$26,737	$27,267	(.4)%	(2.3)%
Total assets	29,486	29,713	30,247	(.8)	(2.5)
Deposits	47,376	46,987	45,730	.8	3.6

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

Additional Community Banking Data

				Percent change 4Q06 vs.
dollars in millions	4Q06	3Q06	4Q05	3Q06	4Q05
Average deposits outstanding
Noninterest-bearing	$8,082	$8,111	$8,458	(.4)%	(4.4)%
Money market deposit accounts and other savings	22,238	22,390	22,037	(.7)	.9
Time	17,056	16,486	15,235	3.5	12.0

Total deposits	$47,376	$46,987	$45,730	.8%	3.6%

Home equity loans
Average balance	$9,881	$10,048	$10,289
Weighted-average loan-to-value ratio	70%	70%	71%
Percent first lien positions	59	60	61

Other data
On-line households/household penetration	682,955/53%	646,993/52%	622,957/50%
KeyCenters	950	949	947
Automated teller machines	2,050	2,099	2,180
Community Banking Summary of Operations
     Net income for Community Banking was $101 million for the fourth quarter of 2006, up from $95 million for the year-ago quarter. Decreases in the provision for loan losses and noninterest expense accounted for the improvement, and more than offset a slight decline in net interest income. Noninterest income was essentially unchanged.
     Taxable-equivalent net interest income decreased by $2 million from the fourth quarter of 2005. Net interest income benefited from growth in average deposits, which also experienced a more favorable interest rate spread. However, the positive effects of these factors were offset by a reduction in, and a tighter interest rate spread on, earning assets.
     The provision for loan losses decreased by $7 million, or 23%, as a result of lower net charge-offs.
     Noninterest expense decreased by $4 million, or 1%. Reductions in various indirect charges caused the improvement, but were offset in part by increases in personnel and marketing expense.
     During the third quarter of 2006, Key entered into an agreement to sell the McDonald Investments branch network to UBS Financial Services Inc., a subsidiary of UBS AG. This network includes approximately 340 financial advisors in addition to the field support staff who work in 14 states throughout the Northeast, Midwest, Rocky Mountain and Northwest. The sale is expected to be completed in the first quarter of 2007.

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

National Banking

				Percent change 4Q06 vs.
dollars in millions	4Q06	3Q06	4Q05	3Q06	4Q05
Summary of operations
Net interest income (TE)	$364	$349	$333	4.3%	9.3%
Noninterest income	320	256	271	25.0	18.1

Total revenue (TE)	684	605	604	13.1	13.2
Provision for loan losses	30	13	5	130.8	500.0
Noninterest expense	343	321	336	6.9	2.1

Income from continuing operations before income taxes (TE)	311	271	263	14.8	18.3
Allocated income taxes and TE adjustments	117	102	99	14.7	18.2

Income from continuing operations	194	169	164	14.8	18.3
Income (loss) from discontinued operations, net of tax	(165)	7	12	N/M	N/M

Net income	$29	$176	$176	(83.5)%	(83.5)%

Percent of consolidated income from continuing operations	62%	55%	58%	N/A	N/A

Average balances from continuing operations
Loans and leases	$38,534	$37,929	$35,705	1.6%	7.9%
Loans held for sale	4,537	4,568	3,585	(.7)	26.6
Total assets	49,251	48,689	45,398	1.2	8.5
Deposits	11,847	11,055	8,562	7.2	38.4

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable
National Banking Summary of Continuing Operations
     Income from continuing operations for National Banking was $194 million for the fourth quarter of 2006, up from $164 million for the same period last year. The improvement was attributable to growth in net interest income and noninterest income, offset in part by a higher provision for loan losses and an increase in noninterest expense.
     Taxable-equivalent net interest income grew by $31 million, or 9%, from the fourth quarter of 2005, reflecting strong growth in deposits, as well as average loans and leases. Deposits rose by $3.3 billion, or 38%, from the fourth quarter of 2005. Average loans and leases grew by $2.8 billion, or 8%, reflecting growth in all major lines of business. In addition, the net interest margin for the fourth quarter of 2006 benefited from a $16 million lease accounting adjustment resulting from a change in effective state tax rates. The positive effects of the above factors were moderated by tighter interest rate spreads on average earning assets in the Consumer Finance and Equipment Leasing lines of business.
     Noninterest income rose by $49 million, or 18%. Higher income from investment banking and capital markets activities, operating leases, trust and investment services, and net gains from loan securitizations and sales drove the improvement.
     The provision for loan losses rose by $25 million, with most of the increase recorded in the Real Estate Capital and Equipment Finance lines of business.
     Noninterest expense grew by $7 million, or 2%, reflecting increases in personnel expense and costs associated with operating leases. These increases were partially offset by decreases in various indirect charges.

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

     In the current year, Key has continued to take actions to improve its business mix and to support its focus on relationship businesses. These actions include the November 2006 sale of the nonprime mortgage loan portfolio held by the Champion Mortgage finance business, and the sale of Champion’s origination platform, which is expected to close in the first quarter of 2007. As a result of these actions, Key has applied discontinued operations accounting to this business. Further information with regard to the composition of the fourth quarter 2006 loss from Champion discontinued operations presented in the preceding table is presented on the first page of this release.
     In 2006, Key expanded its asset management product line by acquiring Austin Capital Management, Ltd., an investment firm headquartered in Austin, Texas.
     During the second half of 2005, Key completed two acquisitions that have helped to build upon success in commercial mortgage origination and servicing. In the fourth quarter of 2005, Key continued the expansion of its commercial mortgage servicing business by acquiring the commercial mortgage-backed servicing business of ORIX Capital Markets, LLC, headquartered in Dallas, Texas. In the third quarter, Key expanded its FHA financing and servicing capabilities by acquiring Malone Mortgage Company, also based in Dallas.
Other Segments
     Other segments consist of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $2 million for the fourth quarter of 2006, compared to $19 million for the same period last year. A decrease in net gains from principal investing and a $24 million charge recorded in the current quarter in connection with the redemption of certain trust preferred securities caused the decrease.

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.
Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.
Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investments and employee benefit programs, succession planning, capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties in which the owner occupies less than 60% of the premises).
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets provides products and services to large corporations, middle-market companies, financial institutions, government entities and not-for-profit organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.
Through its Victory Capital Management unit, Institutional and Capital Markets also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
Consumer Finance includes Indirect Lending, Commercial Floor Plan Lending and National Home Equity.
Indirect Lending offers loans to consumers through dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans that private schools make to parents.
Commercial Floor Plan Lending finances inventory for automobile and marine dealers.
National Home Equity works with home improvement contractors to provide home equity and home improvement financing solutions. On November 29, 2006, Key sold the nonprime mortgage loan portfolio held by the Champion Mortgage finance business, a separate component of National Home Equity, and subsequently announced that it had entered into an agreement to sell Champion’s loan origination platform to another party. The sale of the origination platform is expected to close in the first quarter of 2007.

KeyCorp Reports Fourth Quarter and 2006 Earnings
January 19, 2007

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $92 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 950 KeyCenters and offices; a network of 2,050 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Friday, January 19, 2007. A tape of the call will be available through January 26.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (4) increased competitive pressure among financial services companies; (5) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (6) consummation of significant business combinations or divestitures; (7) operational or risk management failures due to technological or other factors; (8) heightened regulatory practices, requirements or expectations; (9) new legal obligations or liabilities or unfavorable resolution of litigation; (10) adverse capital markets conditions; (11) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (12) changes in accounting or tax practices or requirements. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements. For further information regarding KeyCorp, please read KeyCorp’s reports that are filed with the Securities and Exchange Commission and are available at www.sec.gov.
###

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	12-31-06	9-30-06	12-31-05
Summary of operations
Net interest income (TE)	$744	$726	$716
Noninterest income	558	543	552

Total revenue (TE)	1,302	1,269	1,268
Provision for loan losses	53	35	35
Noninterest expense	809	790	812
Income from continuing operations	311	305	284
Income (loss) from discontinued operations, net of tax	(165)	7	12
Net income	146	312	296

Per common share
Income from continuing operations	$.77	$.76	$.70
Income from continuing operations — assuming dilution	.76	.74	.69
Income (loss) from discontinued operations	(.41)	.02	.03
Income (loss) from discontinued operations — assuming dilution	(.40)	.02	.03
Net income	.36	.77	.72
Net income — assuming dilution	.36	.76	.72
Cash dividends declared	.345	.345	.325
Book value at period end	19.30	19.73	18.69
Market price at period end	38.03	37.44	32.93

Performance ratios — from continuing operations
Return on average total assets	1.33%	1.31%	1.26%
Return on average equity	15.63	15.52	14.96
Net interest margin (TE)	3.66	3.61	3.68

Performance ratios — from consolidated operations
Return on average total assets	.61%	1.30%	1.27%
Return on average equity	7.34	15.88	15.59
Net interest margin (TE)	3.69	3.63	3.71

Capital ratios at period end
Equity to assets	8.34%	8.26%	8.16%
Tangible equity to tangible assets	7.01	6.81	6.68
Tier 1 risk-based capital [a]	8.30	8.02	7.59
Total risk-based capital [a]	12.53	12.13	11.47
Leverage [a]	8.94	8.89	8.53

Asset quality
Net loan charge-offs	$54	$43	$164
Net loan charge-offs to average loans from continuing operations	.33%	.26%	1.02%
Allowance for loan losses	$944	$944	$966
Allowance for loan losses to period-end loans	1.43%	1.44%	1.45%
Allowance for loan losses to nonperforming loans	439.07	423.32	348.74
Nonperforming loans at period end	$215	$223	$277
Nonperforming assets at period end	273	329	307
Nonperforming loans to period-end portfolio loans	.33%	.34%	.42%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.50	.46

Trust and brokerage assets
Assets under management	$84,699	$84,060	$77,144
Nonmanaged and brokerage assets	56,292	55,221	56,509

Other data
Average full-time equivalent employees	20,100	20,264	19,417
KeyCenters	950	949	947

Taxable-equivalent adjustment	$32	$21	$30

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-06	12-31-05
Summary of operations
Net interest income (TE)	$2,918	$2,777
Noninterest income	2,127	2,067

Total revenue (TE)	5,045	4,844
Provision for loan losses	150	143
Noninterest expense	3,149	3,054
Income from continuing operations	1,193	1,090
Income (loss) from discontinued operations, net of tax	(143)	39
Net income	1,055	1,129

Per common share
Income from continuing operations	$2.95	$2.67
Income from continuing operations — assuming dilution	2.91	2.63
Income (loss) from discontinued operations	(.35)	.10
Income (loss) from discontinued operations — assuming dilution	(.35)	.09
Net income	2.61	2.76
Net income — assuming dilution	2.57	2.73
Cash dividends declared	1.38	1.30

Performance ratios — from continuing operations
Return on average total assets	1.30%	1.24%
Return on average equity	15.43	14.88
Net interest margin (TE)	3.67	3.65

Performance ratios — from consolidated operations
Return on average total assets	1.12%	1.24%
Return on average equity	13.64	15.42
Net interest margin (TE)	3.69	3.69

Asset quality
Net loan charge-offs	$170	$315
Net loan charge-offs to average loans from continuing operations	.26%	.51%

Other data
Average full-time equivalent employees	20,006	19,485

Taxable-equivalent adjustment	$103	$121

(a) 12-31-06 ratio is estimated.
TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Consolidated Balance Sheets
(dollars in millions)

	12-31-06	9-30-06	12-31-05
Assets
Loans	$65,826	$65,551	$66,478
Loans held for sale	3,637	7,150	3,381
Investment securities	41	41	91
Securities available for sale	7,827	7,441	7,269
Short-term investments	1,407	1,582	1,592
Other investments	1,352	1,367	1,332

Total earning assets	80,090	83,132	80,143
Allowance for loan losses	(944)	(944)	(966)
Cash and due from banks	2,264	2,957	3,108
Premises and equipment	595	567	575
Goodwill	1,202	1,372	1,355
Other intangible assets	120	127	125
Corporate-owned life insurance	2,782	2,754	2,690
Derivative assets	1,091	915	1,039
Accrued income and other assets	5,137	5,275	5,057

Total assets	$92,337	$96,155	$93,126

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$24,340	$25,150	$24,241
Savings deposits	1,642	1,672	1,840
Certificates of deposit ($100,000 or more)	5,941	5,734	5,156
Other time deposits	11,956	11,848	11,170

Total interest-bearing	43,879	44,404	42,407
Noninterest-bearing	13,553	13,396	13,335
Deposits in foreign office — interest-bearing	1,684	3,629	3,023

Total deposits	59,116	61,429	58,765
Federal funds purchased and securities sold under repurchase agreements	3,643	4,701	4,835
Bank notes and other short-term borrowings	1,192	2,594	1,780
Derivative liabilities	922	844	1,060
Accrued expense and other liabilities	5,228	4,986	5,149
Long-term debt	14,533	13,654	13,939

Total liabilities	84,634	88,208	85,528

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,602	1,588	1,534
Retained earnings	8,377	8,371	7,882
Treasury stock, at cost	(2,584)	(2,434)	(2,204)
Accumulated other comprehensive loss	(184)	(70)	(106)

Total shareholders’ equity	7,703	7,947	7,598

Total liabilities and shareholders’ equity	$92,337	$96,155	$93,126

Common shares outstanding (000)	399,153	402,748	406,624

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Interest income
Loans	$1,187	$1,178	$1,026	$4,561	$3,693
Loans held for sale	90	94	64	325	254
Investment securities	—	1	—	2	3
Securities available for sale	96	84	84	347	327
Short-term investments	16	16	18	63	52
Other investments	24	16	10	82	54

Total interest income	1,413	1,389	1,202	5,380	4,383

Interest expense
Deposits	440	428	295	1,576	976
Federal funds purchased and securities sold under repurchase agreements	37	30	26	107	71
Bank notes and other short-term borrowings	19	24	24	94	82
Long-term debt	205	202	171	788	598

Total interest expense	701	684	516	2,565	1,727

Net interest income	712	705	686	2,815	2,656
Provision for loan losses	53	35	35	150	143

Net interest income after provision for loan losses	659	670	651	2,665	2,513

Noninterest income
Trust and investment services income	142	137	134	553	542
Service charges on deposit accounts	77	78	76	304	304
Investment banking and capital markets income	69	44	61	230	229
Operating lease income	63	58	50	229	191
Letter of credit and loan fees	55	48	48	188	181
Corporate-owned life insurance income	31	23	31	105	109
Electronic banking fees	27	27	26	105	96
Net gains from loan securitizations and sales	42	14	28	76	69
Net securities gains (losses)	3	(7)	3	1	1
Other income	49	121	95	336	345

Total noninterest income	558	543	552	2,127	2,067

Noninterest expense
Personnel	447	418	411	1,692	1,588
Net occupancy	68	62	67	250	276
Computer processing	55	52	57	212	209
Operating lease expense	50	48	40	184	158
Professional fees	33	28	42	134	126
Equipment	24	26	26	102	110
Marketing	27	32	23	97	88
Other expense	105	124	146	478	499

Total noninterest expense	809	790	812	3,149	3,054

Income from continuing operations before income taxes and cumulative effect of accounting change	408	423	391	1,643	1,526
Income taxes	97	118	107	450	436

Income from continuing operations before cumulative effect of accounting change	311	305	284	1,193	1,090
Income (loss) from discontinued operations, net of tax	(165)	7	12	(143)	39

Income before cumulative effect of accounting change	146	312	296	1,050	1,129
Cumulative effect of change in accounting for forfeited stock-based awards, net of tax	—	—	—	5	—

Net income	$146	$312	$296	$1,055	$1,129

Per common share:
Income from continuing operations before cumulative effect of accounting change	$.77	$.76	$.70	$2.95	$2.67
Income before cumulative effect of accounting change	.36	.77	.72	2.60	2.76
Net income	.36	.77	.72	2.61	2.76

Per common share — assuming dilution:
Income from continuing operations before cumulative effect of accounting change	$.76	$.74	$.69	$2.91	$2.63
Income before cumulative effect of accounting change	.36	.76	.72	2.56	2.73
Net income	.36	.76	.72	2.57	2.73

Cash dividends declared per common share	$.345	$.345	$.325	$1.38	$1.30

Weighted-average common shares outstanding (000)	402,329	403,780	408,431	404,490	408,981
Weighted-average common shares and potential common shares outstanding (000)	407,828	409,428	412,542	410,222	414,014

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
From Continuing Operations
(dollars in millions)

	Fourth Quarter 2006			Third Quarter 2006			Fourth Quarter 2005
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural [c]	$21,384	$400	7.42%	$21,648	$400	7.34%	$19,992	$315	6.25%
Real estate — commercial mortgage	8,399	167	7.86	8,106	164	8.04	8,580	151	6.98
Real estate — construction	8,347	174	8.25	7,965	171	8.51	6,896	129	7.42
Commercial lease financing [c]	9,891	160	6.47	9,850	144	5.83	10,285	154	6.01

Total commercial loans	48,021	901	7.44	47,569	879	7.34	45,753	749	6.51
Real estate — residential	1,428	24	6.59	1,415	23	6.49	1,460	23	6.22
Home equity	10,896	197	7.22	11,017	200	7.19	11,074	183	6.61
Consumer — direct	1,557	34	8.63	1,585	36	9.07	1,785	44	9.68
Consumer — indirect	3,671	62	6.85	3,594	61	6.83	3,340	56	6.71

Total consumer loans	17,552	317	7.21	17,611	320	7.23	17,659	306	6.91

Total loans	65,573	1,218	7.38	65,180	1,199	7.31	63,412	1,055	6.62
Loans held for sale	4,547	90	7.86	4,578	94	8.17	3,592	64	7.05
Investment securities [a]	38	1	7.68	42	1	8.12	95	1	5.81
Securities available for sale [d]	7,765	96	4.88	7,216	84	4.61	7,034	84	4.77
Short-term investments	1,584	16	4.04	1,588	16	3.78	2,069	18	3.23
Other investments [d]	1,351	24	6.76	1,363	16	4.67	1,297	10	3.09

Total earning assets	80,858	1,445	7.09	79,967	1,410	7.00	77,499	1,232	6.32
Allowance for loan losses	(941)			(951)			(1,079)
Accrued income and other assets	13,129			13,247			12,862

Total assets	$93,046			$92,263			$89,282

Liabilities
NOW and money market deposit accounts	$25,136	198	3.13	$25,230	194	3.05	$23,947	127	2.11
Savings deposits	1,651	1	.19	1,700	1	.19	1,858	1	.27
Certificates of deposit ($100,000 or more) [e]	6,013	75	4.93	5,517	67	4.82	5,006	51	4.06
Other time deposits	11,921	136	4.50	11,700	127	4.29	10,951	96	3.46
Deposits in foreign office [f]	2,245	30	5.55	2,820	39	5.55	1,869	20	4.21

Total interest-bearing deposits	46,966	440	3.72	46,967	428	3.61	43,631	295	2.69
Federal funds purchased and securities sold under repurchase agreements [f]	2,816	37	5.21	2,315	30	5.05	2,862	26	3.64
Bank notes and other short-term borrowings	1,814	19	4.17	2,285	24	4.29	2,607	24	3.67
Long-term debt [e]	14,092	205	5.80	13,763	202	5.83	13,860	171	4.89

Total interest-bearing liabilities	65,688	701	4.24	65,330	684	4.15	62,960	516	3.26

Noninterest-bearing deposits	13,424			13,073			12,576
Accrued expense and other liabilities	6,041			6,063			6,212

Total liabilities	85,153			84,466			81,748

Shareholders’ equity	7,893			7,797			7,534

Total liabilities and shareholders’ equity	$93,046			$92,263			$89,282

Interest rate spread (TE)			2.85%			2.85%			3.06%

Net interest income (TE) and net interest margin (TE)		744	3.66%		726	3.61%		716	3.68%

TE adjustment [a]		32			21			30

Net interest income, GAAP basis		$712			$705			$686

(a)	Interest income on tax-exempt securities and loans is adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	During the first quarter of 2006, Key reclassified $760 million of average loans and related interest income from the commercial lease financing component of the commercial loan portfolio to the commercial, financial and agricultural component to more accurately reflect the nature of these receivables. Balances presented for prior periods were not reclassified as the historical data was not available.

(d)	Yield is calculated on the basis of amortized cost.

(e)	Rate calculation excludes basis adjustments related to fair value hedges.

(f)	Results from continuing operations exclude the dollar amount of liabilities assumed to support interest-earning assets held by the discontinued Champion Mortgage finance business. The interest expense related to these liabilities, which is also excluded from continuing operations, is calculated using an internal funds transfer pricing rate.

TE = Taxable Equivalent
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
From Continuing Operations
(dollars in millions)

	Twelve months ended December 31, 2006			Twelve months ended December 31, 2005
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural [c]	$21,679	$1,547	7.13%	$19,480	$1,083	5.56%
Real estate — commercial mortgage	8,167	628	7.68	8,403	531	6.32
Real estate — construction	7,802	635	8.14	6,263	418	6.67
Commercial lease financing [c]	9,773	595	6.08	10,122	628	6.21

Total commercial loans	47,421	3,405	7.18	44,268	2,660	6.01
Real estate — residential	1,430	93	6.49	1,468	90	6.10
Home equity	10,971	775	7.07	11,094	687	6.20
Consumer — direct	1,639	152	9.26	1,834	158	8.60
Consumer — indirect	3,535	238	6.73	3,333	217	6.51

Total consumer loans	17,575	1,258	7.16	17,729	1,152	6.50

Total loans	64,996	4,663	7.17	61,997	3,812	6.15
Loans held for sale	4,168	325	7.80	3,637	254	6.99
Investment securities [a]	47	3	7.43	76	5	7.30
Securities available for sale [d]	7,302	347	4.71	7,118	327	4.58
Short-term investments	1,648	63	3.82	1,860	52	2.79
Other investments [d]	1,362	82	5.78	1,379	54	3.79

Total earning assets	79,523	5,483	6.88	76,067	4,504	5.92
Allowance for loan losses	(952)			(1,103)
Accrued income and other assets	13,131			12,945

Total assets	$91,702			$87,909

Liabilities
NOW and money market deposit accounts	$25,044	710	2.84	$22,696	360	1.59
Savings deposits	1,728	4	.23	1,941	5	.26
Certificates of deposit ($100,000 or more) [e]	5,581	261	4.67	4,957	189	3.82
Other time deposits	11,592	481	4.14	10,789	341	3.16
Deposits in foreign office [f]	2,305	120	5.22	2,662	81	3.06

Total interest-bearing deposits	46,250	1,576	3.41	43,045	976	2.27
Federal funds purchased and securities sold under repurchase agreements [f]	2,215	107	4.80	2,577	71	2.74
Bank notes and other short-term borrowings	2,284	94	4.12	2,796	82	2.94
Long-term debt [e]	13,983	788	5.62	14,094	598	4.32

Total interest-bearing liabilities	64,732	2,565	3.96	62,512	1,727	2.77

Noninterest-bearing deposits	13,053			12,001
Accrued expense and other liabilities	6,183			6,073

Total liabilities	83,968			80,586

Shareholders’ equity	7,734			7,323

Total liabilities and shareholders’ equity	$91,702			$87,909

Interest rate spread (TE)			2.92%			3.15%

Net interest income (TE) and net interest margin (TE)		2,918	3.67%		2,777	3.65%

TE adjustment [a]		103			121

Net interest income, GAAP basis		$2,815			$2,656

(a)	Interest income on tax-exempt securities and loans is adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	During the first quarter of 2006, Key reclassified $760 million of average loans and related interest income from the commercial lease financing component of the commercial loan portfolio to the commercial, financial and agricultural component to more accurately reflect the nature of these receivables. Balances presented for prior periods were not reclassified as the historical data was not available.

(d)	Yield is calculated on the basis of amortized cost.

(e)	Rate calculation excludes basis adjustments related to fair value hedges.

(f)	Results from continuing operations exclude the dollar amount of liabilities assumed to support interest-earning assets held by the discontinued Champion Mortgage finance business. The interest expense related to these liabilities, which is also excluded from continuing operations, is calculated using an internal funds transfer pricing rate.

TE = Taxable Equivalent
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Noninterest Income
(in millions)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Trust and investment services income [a]	$142	$137	$134	$553	$542
Service charges on deposit accounts	77	78	76	304	304
Investment banking and capital markets income [a]	69	44	61	230	229
Operating lease income	63	58	50	229	191
Letter of credit and loan fees	55	48	48	188	181
Corporate-owned life insurance income	31	23	31	105	109
Electronic banking fees	27	27	26	105	96
Net gains from loan securitizations and sales	42	14	28	76	69
Net securities gains (losses)	3	(7)	3	1	1
Other income:
Insurance income	15	18	16	64	51
Loan securitization servicing fees	5	5	4	20	19
Credit card fees	3	8	2	17	14
Net gains from principal investing	5	28	16	53	56
Miscellaneous income	21	62	57	182	205

Total other income	49	121	95	336	345

Total noninterest income	$558	$543	$552	$2,127	$2,067

(a) Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Brokerage commissions and fee income	$58	$56	$61	$235	$247
Personal asset management and custody fees	40	39	38	156	153
Institutional asset management and custody fees	44	42	35	162	142

Total trust and investment services income	$142	$137	$134	$553	$542

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Investment banking income	$43	$21	$29	$112	$87
Dealer trading and derivatives income	10	7	10	33	54
Income from other investments	6	5	11	43	48
Foreign exchange income	10	11	11	42	40

Total investment banking and capital markets income	$69	$44	$61	$230	$229

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Personnel [a]	$447	$418	$411	$1,692	$1,588
Net occupancy	68	62	67	250	276	[b]
Computer processing	55	52	57	212	209
Operating lease expense	50	48	40	184	158
Professional fees	33	28	42	134	126
Equipment	24	26	26	102	110
Marketing	27	32	23	97	88
Other expense:
Postage and delivery	12	13	13	50	50
Franchise and business taxes	(7)	9	9	22	34
Telecommunications	7	7	7	28	30
OREO expense, net	2	2	2	6	8
Credit for losses on lending- related commitments	(6)	—	—	(6)	(7)
Miscellaneous expense	97	93	115	378	384

Total other expense	105	124	146	478	499

Total noninterest expense	$809	$790	$812	$3,149	$3,054

Average full-time equivalent employees	20,100	20,264	19,417	20,006	19,485
(a)	Additional detail provided in table below.

(b)	Includes a charge of $30 million recorded during the first quarter of 2005 to adjust the accounting for rental expense associated with operating leases from an escalating to a straight-line basis.
Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Salaries	$238	$240	$217	$940	$873
Incentive compensation	120	93	113	388	367
Employee benefits	64	67	54	287	254
Stock-based compensation	17	15	24	64	79
Severance	8	3	3	13	15

Total personnel expense	$447	$418	$411	$1,692	$1,588

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Loan Composition
(dollars in millions)

				Percent change 12-31-06 vs.
	12-31-06	9-30-06	12-31-05	9-30-06	12-31-05
Commercial, financial and agricultural [a]	$21,412	$21,556	$20,579	(.7)%	4.0%
Commercial real estate:
Commercial mortgage	8,426	8,266	8,360	1.9	.8
Construction	8,209	8,272	7,109	(.8)	15.5

Total commercial real estate loans	16,635	16,538	15,469	.6	7.5
Commercial lease financing [a]	10,259	9,860	10,352	4.0	(.9)

Total commercial loans	48,306	47,954	46,400	.7	4.1
Real estate — residential mortgage	1,442	1,407	1,458	2.5	(1.1)
Home equity [b]	10,826	10,988	13,488	(1.5)	(19.7)
Consumer — direct	1,536	1,576	1,794	(2.5)	(14.4)
Consumer — indirect:
Marine	3,077	2,982	2,715	3.2	13.3
Other	639	644	623	(.8)	2.6

Total consumer — indirect loans	3,716	3,626	3,338	2.5	11.3

Total consumer loans	17,520	17,597	20,078	(.4)	(12.7)

Total loans	$65,826	$65,551	$66,478	.4%	(1.0)%

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12-31-06 vs.
	12-31-06	9-30-06	12-31-05	9-30-06	12-31-05
Commercial, financial and agricultural	$47	$219	$85	(78.5)%	(44.7)%
Real estate — commercial mortgage	946	1,062	525	(10.9)	80.2
Real estate — construction	36	198	51	(81.8)	(29.4)
Commercial lease financing	3	2	—	50.0	N/M
Real estate — residential mortgage	21	21	11	—	90.9
Home equity [b]	180	2,485	—	(92.8)	N/M
Education	2,390	3,147	2,687	(24.1)	(11.1)
Automobile	14	16	22	(12.5)	(36.4)

Total loans held for sale	$3,637	$7,150	$3,381	(49.1)%	7.6%

(a)	On March 31, 2006, Key reclassified $792 million of loans from the commercial lease financing component of the commercial loan portfolio to the commercial, financial and agricultural component to more accurately reflect the nature of these receivables. Balances presented for prior periods were not reclassified as the historical data was not available.

(b)	On August 1, 2006, Key transferred $2.5 billion of home equity loans from the loan portfolio to loans held for sale in connection with the November sale of the Champion Mortgage loan portfolio.
N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Average loans outstanding from continuing operations	$65,573	$65,180	$63,412	$64,996	$61,997

Allowance for loan losses at beginning of period	$944	$956	$1,093	$966	$1,138
Loans charged off:
Commercial, financial and agricultural	18	30	22	92	80

Real estate — commercial mortgage	15	3	3	24	19
Real estate — construction	1	1	—	4	5

Total commercial real estate loans	16	4	3	28	24
Commercial lease financing	13	13	140	40	183

Total commercial loans	47	47	165	160	287
Real estate — residential mortgage	2	2	2	7	7
Home equity	8	6	6	30	26
Consumer — direct	7	7	10	33	38
Consumer — indirect	10	8	4	38	51

Total consumer loans	27	23	22	108	122

	74	70	187	268	409

Recoveries:
Commercial, financial and agricultural	7	8	7	34	21

Real estate — commercial mortgage	2	2	1	5	3
Real estate — construction	—	1	1	1	3

Total commercial real estate loans	2	3	2	6	6
Commercial lease financing	4	9	8	27	35

Total commercial loans	13	20	17	67	62
Real estate — residential mortgage	—	—	—	1	1
Home equity	2	2	1	7	5
Consumer — direct	2	1	2	7	8
Consumer — indirect	3	4	3	16	18

Total consumer loans	7	7	6	31	32

	20	27	23	98	94

Net loans charged off	(54)	(43)	(164)	(170)	(315)
Provision for loan losses from continuing operations	53	35	35	150	143
Provision for loan losses from discontinued operations	—	(4)	1	(3)	—
Foreign currency translation adjustment	1	—	1	1	—

Allowance for loan losses at end of period	$944	$944	$966	$944	$966

Net loan charge-offs to average loans from continuing operations	.33%	.26%	1.02%	.26%	.51%
Allowance for loan losses to period-end loans	1.43	1.44	1.45	1.43	1.45
Allowance for loan losses to nonperforming loans	439.07	423.32	348.74	439.07	348.74

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Changes in Allowance for Credit Losses on Lending-Related Commitments
(in millions)

	Three months ended			Twelve months ended
	12-31-06	9-30-06	12-31-05	12-31-06	12-31-05
Balance at beginning of period	$59	$59	$59	$59	$66
Credit for losses on lending- related commitments	(6)	—	—	(6)	(7)

Balance at end of period [a]	$53	$59	$59	$53	$59

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	12-31-06	9-30-06	6-30-06	3-31-06	12-31-05
Commercial, financial and agricultural	$38	$42	$76	$68	$63

Real estate — commercial mortgage	53	41	40	42	43
Real estate — construction	10	37	4	4	2

Total commercial real estate loans	63	78	44	46	45
Commercial lease financing	22	20	29	29	39

Total commercial loans	123	140	149	143	147
Real estate — residential mortgage	29	29	31	43	41
Home equity [b]	50	46	90	97	79
Consumer — direct	2	2	3	6	2
Consumer — indirect	11	6	6	6	8

Total consumer loans	92	83	130	152	130

Total nonperforming loans	215	223	279	295	277

Nonperforming loans held for sale [b]	3	56	1	2	3

OREO	57	52	26	21	25
Allowance for OREO losses	(3)	(3)	(1)	(1)	(2)

OREO, net of allowance	54	49	25	20	23

Other nonperforming assets	1	1	3	3	4

Total nonperforming assets	$273	$329	$308	$320	$307

Accruing loans past due 90 days or more	$120	$125	$119	$107	$90
Accruing loans past due 30 through 89 days	644	715	600	498	491
Nonperforming loans to period-end portfolio loans	.33%	.34%	.41%	.44%	.42%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.41	.50	.46	.48	.46

Summary of Changes in Nonperforming Loans
(in millions)

	4Q06	3Q06	2Q06	1Q06	4Q05
Balance at beginning of period	$223	$279	$295	$277	$360
Loans placed on nonaccrual status	115	134	98	100	142
Charge-offs	(74)	(70)	(59)	(65)	(187)
Loans sold	(5)	(22)	(6)	(2)	(2)
Payments	(23)	(43)	(45)	(15)	(27)
Transfer to held-for-sale portfolio [b]	—	(55)	—	—	—
Transfers to OREO	(12)	—	(4)	—	—
Loans returned to accrual status	(9)	—	—	—	(9)

Balance at end of period	$215	$223	$279	$295	$277

(a)	Included in “accrued expenses and other liabilities” on the consolidated balance sheet.

(b)	On August 1, 2006, Key transferred approximately $55 million of home equity loans from nonperforming loans to nonperforming loans held for sale in connection with an expected sale of the Champion Mortgage finance business.

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 4Q06 vs.
	4Q06	3Q06	2Q06	1Q06	4Q05	3Q06	4Q05
Summary of operations
Total revenue (TE)	$664	$671	$663	$643	$666	(1.0)%	(.3)%
Provision for loan losses	23	22	21	29	30	4.5	(23.3)
Noninterest expense	480	470	475	439	484	2.1	(.8)
Net income	101	112	104	109	95	(9.8)	6.3
Average loans and leases	26,632	26,737	26,804	26,739	27,267	(.4)	(2.3)
Average deposits	47,376	46,987	46,683	45,835	45,730	.8	3.6
Net loan charge-offs	25	22	24	28	31	13.6	(19.4)
Return on average allocated equity	17.38%	19.20%	18.11%	19.14%	16.18%	N/A	N/A
Average full-time equivalent employees	8,966	9,080	8,970	8,829	8,701	(1.3)	3.0

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$565	$570	$564	$547	$558	(.9)%	1.3%
Provision for loan losses	19	19	19	22	26	—	(26.9)
Noninterest expense	432	420	423	391	429	2.9	.7
Net income	72	82	76	83	65	(12.2)	10.8
Average loans and leases	18,581	18,722	18,771	18,776	19,010	(.8)	(2.3)
Average deposits	43,683	43,405	43,091	42,222	41,929	.6	4.2
Net loan charge-offs	19	19	21	22	26	—	(26.9)
Return on average allocated equity	17.95%	20.40%	19.31%	21.20%	16.11%	N/A	N/A
Average full-time equivalent employees	8,645	8,761	8,642	8,519	8,387	(1.3)	3.1

Commercial Banking
Total revenue (TE)	$99	$101	$99	$96	$108	(2.0)%	(8.3)%
Provision for loan losses	4	3	2	7	4	33.3	—
Noninterest expense	48	50	52	48	55	(4.0)	(12.7)
Net income	29	30	28	26	30	(3.3)	(3.3)
Average loans and leases	8,051	8,015	8,033	7,963	8,257	.4	(2.5)
Average deposits	3,693	3,582	3,592	3,613	3,801	3.1	(2.8)
Net loan charge-offs	6	3	3	6	5	100.0	20.0
Return on average allocated equity	16.11%	16.55%	15.49%	14.62%	16.35%	N/A	N/A
Average full-time equivalent employees	321	319	328	310	314	.6	2.2

KeyCorp Reports Fourth Quarter 2006 Earnings
January 19, 2007

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 4Q06 vs.
	4Q06	3Q06	2Q06	1Q06	4Q05	3Q06	4Q05
Summary of operations
Total revenue (TE)	$684	$605	$604	$591	$604	13.1%	13.2%
Provision for loan losses	30	13	2	10	5	130.8	500.0
Noninterest expense	343	321	328	316	336	6.9	2.1
Income from continuing operations	194	169	172	166	164	14.8	18.3
Net income	29	176	177	176	176	(83.5)	(83.5)
Average loans and leases [a]	38,534	37,929	37,755	37,072	35,705	1.6	7.9
Average loans held for sale [a]	4,537	4,568	3,835	3,689	3,585	(.7)	26.6
Average deposits [a]	11,847	11,055	10,624	9,947	8,562	7.2	38.4
Net loan charge-offs [a]	29	21	10	11	133	38.1	(78.2)
Return on average allocated equity [a]	19.99%	17.93%	18.74%	18.33%	18.19%	N/A	N/A
Return on average allocated equity	2.81	17.52	18.09	18.18	18.13	N/A	N/A
Average full-time equivalent employees	4,558	4,573	4,466	4,455	4,402	(.3)	3.5

Supplementary information (lines of business)
Real Estate Capital
Total revenue (TE)	$188	$169	$174	$155	$163	11.2%	15.3%
Provision for loan losses	18	7	—	2	—	157.1	N/M
Noninterest expense	69	69	70	64	69	—	—
Net income	63	57	65	56	59	10.5	6.8
Average loans and leases	12,931	12,854	12,719	12,467	12,038	.6	7.4
Average loans held for sale	1,125	1,022	692	577	605	10.1	86.0
Average deposits	4,096	3,598	3,467	3,214	2,467	13.8	66.0
Net loan charge-offs	8	—	2	2	—	N/M	N/M
Return on average allocated equity	21.45%	20.05%	23.32%	20.63%	22.27%	N/A	N/A
Average full-time equivalent employees	957	970	980	981	873	(1.3)	9.6

Equipment Finance
Total revenue (TE)	$146	$137	$136	$124	$128	6.6%	14.1%
Provision for loan losses	7	11	2	3	5	(36.4)	40.0
Noninterest expense	79	83	79	75	80	(4.8)	(1.3)
Net income	37	27	34	29	27	37.0	37.0
Average loans and leases	10,222	10,100	9,871	9,569	9,458	1.2	8.1
Average loans held for sale	33	6	34	8	—	450.0	N/M
Average deposits	15	19	14	15	15	(21.1)	—
Net loan charge-offs	14	11	3	3	132	27.3	(89.4)
Return on average allocated equity	16.97%	12.43%	16.29%	14.19%	13.31%	N/A	N/A
Average full-time equivalent employees	938	927	915	935	971	1.2	(3.4)

Institutional and Capital Markets
Total revenue (TE)	$219	$187	$187	$204	$188	17.1%	16.5%
Provision for loan losses	(2)	—	(4)	(5)	(4)	N/M	50.0
Noninterest expense	129	110	115	115	112	17.3	15.2
Net income	58	49	48	59	50	18.4	16.0
Average loans and leases	7,510	7,377	7,589	7,824	7,358	1.8	2.1
Average loans held for sale	387	454	139	112	73	(14.8)	430.1
Average deposits	7,078	6,703	6,441	6,029	5,434	5.6	30.3
Net loan charge-offs (recoveries)	1	—	(2)	(4)	(3)	N/M	N/M
Return on average allocated equity	20.04%	17.74%	18.03%	21.89%	18.45%	N/A	N/A
Average full-time equivalent employees	1,297	1,305	1,228	1,234	1,223	(.6)	6.1

Consumer Finance
Total revenue (TE)	$131	$112	$107	$108	$125	17.0%	4.8%
Provision for loan losses	7	(5)	4	10	4	N/M	75.0
Noninterest expense	66	59	64	62	75	11.9	(12.0)
Income from continuing operations	36	36	25	22	28	—	28.6
Net income (loss)	(129)	43	30	32	40	N/M	N/M
Average loans and leases [a]	7,871	7,598	7,576	7,212	6,851	3.6	14.9
Average loans held for sale [a]	2,992	3,086	2,970	2,992	2,907	(3.0)	2.9
Average deposits [a]	658	735	702	689	646	(10.5)	1.9
Net loan charge-offs [a]	6	10	7	10	4	(40.0)	50.0
Return on average allocated equity [a]	21.22%	21.84%	15.26%	13.71%	17.20%	N/A	N/A
Return on average allocated equity	(56.06)	18.98	13.36	14.37	17.25	N/A	N/A
Average full-time equivalent employees	1,366	1,371	1,343	1,305	1,335	(.4)	2.3

(a)	From continuing operations.
TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful